UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2021
 _______________________________________
MARRIOTT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
 _______________________________________

Delaware			1-13881	52-2055918
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road,	Bethesda,	Maryland		20817
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (301) 380-3000
 _______________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	MAR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 12, 2021, the Board of Directors (the “Board”) of Marriott International, Inc. (the “Company” or “Marriott”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board to thirteen (13) members and elected David S. Marriott and Horacio D. Rozanski to the Board, effective March 15, 2021. The Board also appointed David Marriott to the Board’s Inclusion and Social Impact Committee and Horacio Rozanski to the Board’s Human Resources and Compensation Committee and Technology and Information Security Oversight Committee, effective on the same date. Mr. Marriott and Mr. Rozanski will be included in the Company’s slate of nominees for election at Marriott’s upcoming 2021 Annual Meeting of Stockholders.

Also on March 12, 2021, the Board appointed Anthony G. Capuano, a director and the Company’s Chief Executive Officer, to the Board’s Executive Committee and Inclusion and Social Impact Committee, effective March 15, 2021. He formerly served on the Inclusion and Social Impact Committee as a management appointee.

David S. Marriott

David Marriott is currently President, U.S. Full Service Managed by Marriott. In anticipation of eventually assuming the position of Chairman of the Board in 2022, he will be formally stepping down from his current role and will cease to be a Company employee at the end of April 2021.

David Marriott is the son of J.W. Marriott, Jr., the Company’s Executive Chairman and Chairman of the Board, and the brother of Deborah Marriott Harrison, who serves as Global Cultural Ambassador Emeritus of the Company and is a member of the Board. David Marriott’s total compensation as a Company employee for 2020 was $1,052,887. In connection with his transition to serving on the Board, the Board’s Human Resources and Compensation Committee provided for continued vesting of equity awards granted while he was an employee conditioned on his continued service as a director, which under Securities and Exchange Commission rules will be reportable as 2021 compensation based on an accounting valuation of $186,720. Under the Company’s policies, he will not receive any additional compensation for his service as a director while he is an employee of the Company. After stepping down as a Company employee, he will receive compensation as a non-employee director in accordance with the Company’s director compensation practices described in its 2020 Proxy Statement, filed with the Securities and Exchange Commission on April 8, 2020; compensation related to his service as chairman of the board will be evaluated at the time he assumes that role, taking into consideration additional responsibilities he may assume at that time. The only Marriott family members (besides David Marriott) with total compensation for 2020 in excess of $120,000 (which includes, to the extent applicable, base salary, bonus, the value of stock-based awards, and all other compensation) were J.W. Marriott, Jr. (with total 2020 compensation of $932,832) and Ronald T. Harrison, the Company’s Global Design Officer and David Marriott’s brother-in-law (with total 2020 compensation of $875,536).

David Marriott, along with J.W. Marriott, Jr. and other members of the family of J.W. Marriott, Jr. (including Mrs. Harrison), beneficially own and control JWM Family Enterprises, L.P. (“Family Enterprises”), a Delaware limited partnership. Family Enterprises indirectly holds (or held in 2020) varying percentages of ownership in 16 hotels operated by the Company. The Company operates each of these properties pursuant to management agreements with entities controlled by Family Enterprises and provides procurement and/or renovation services for some of these properties pursuant to contracts entered into with the ownership entities. The Company expects such arrangements to continue in 2021. In 2020, the Company received management fees of approximately $3.3 million plus reimbursement of certain expenses, and procurement and renovation services fees of approximately $21,065, from its operation of and provision of services for these hotels. The Company has no financial involvement in Family Enterprises or in the 16 hotels beyond the arrangements discussed above.

Horacio D. Rozanski

Horacio Rozanski is a director and the President and Chief Executive Officer of Booz Allen Hamilton, Inc. There is no arrangement or understanding between Mr. Rozanski and any other persons pursuant to which he was selected as a director of the Company. Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Rozanski had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Mr. Rozanski will receive compensation as a non-employee director in accordance with the Company’s director compensation practices described in its 2020 Proxy Statement, filed with the Securities and Exchange Commission on April 8, 2020.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are furnished with this report:

99.1	Press release issued on March 15, 2021, announcing the Board’s appointment of David S. Marriott and Horacio D. Rozanski to the Board.

104	The cover page to this Current Report on Form 8-K, formatted in inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: March 15, 2021	By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss
Executive Vice President and General Counsel

4